Exhibit 13.2

ChipMOS TECHNOLOGIES INC.

CERTIFICATION

Pursuant to 18 U.S.C. §1350, the undersigned, Silvia Su, Vice President of the Finance and Accounting Management Center of ChipMOS TECHNOLOGIES INC. (the “Company”), hereby certifies, to her knowledge, that the Company’s Annual Report on Form 20-F for the year ended December 31, 2020 (the “Report”) fully complies with the requirements of Section13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company, as of, and for, the periods presented in the Report.

The foregoing certification is being furnished pursuant to 18 U.S.C. §1350 solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act of 2002, is not intended to be used or relied upon for any other purpose and is not being filed as part of the Report or as a separate disclosure document.

Date: April 20, 2021

/s/ Silvia Su
Name: Silvia Su
Title: Vice President, Finance and Accounting Management Center